UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

SCHEDULE 14A
(Rule 14a-101)

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NEULION, INC.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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2

FOR IMMEDIATE RELEASE

Proposed Consolidation

PLAINVIEW, N.Y., April 8, 2014 – NeuLion, Inc. (“NeuLion” or the “Company”) (TSX: NLN), the leading enabler and provider of live and on-demand content to Internet-connected devices, has filed a preliminary proxy statement with the Securities and Exchange Commission (“SEC”) in which, among other things and subject to the approval of the Toronto Stock Exchange, the Company proposes to consolidate its issued and outstanding shares of common stock by a to-be-determined ratio approved by the Board of Directors of the Company and accepted by the Toronto Stock Exchange (the “Consolidation”), with any resulting fraction being rounded up to the next highest number of whole consolidated shares of common stock.

Accordingly, at the Company’s annual meeting of stockholders currently scheduled to be held on June 5, 2014 stockholders of the Company will be asked to approve a proposal authorizing the Consolidation, as well as other items of business to be presented.

Management of the Company believes that the proposed Consolidation could put the Company in a better position to qualify to have its shares listed on the NASDAQ Stock Market LLC, improve the perception of the Company’s common stock as an investment security, and help increase analyst and broker interest in the Company’s common stock.

As of April 7, 2014, 173,489,252 shares of the Company’s common stock were issued and outstanding.

Investors and stockholders may obtain free copies of the preliminary proxy statement and other documents filed with the SEC by the Company through the website maintained by the SEC at www.sec.gov.  The preliminary proxy statement has also been filed on the Canadian SEDAR filing system at www.sedar.com, and is available on the Company’s website at www.neulion.com.  THE PRELIMINARY PROXY STATEMENT CONTAINS IMPORTANT INFORMATION ABOUT THE PROPOSED CONSOLIDATION AND RELATED MATTERS.  INVESTORS AND STOCKHOLDERS ARE URGED TO CAREFULLY READ THE PRELIMINARY PROXY STATEMENT AND, WHEN AVAILABLE, THE FINAL PROXY STATEMENT.  The Company will furnish the final proxy statement to its stockholders when it becomes available.

About NeuLion
NeuLion, Inc. (TSX: NLN) offers the true end-to-end solution for delivering live and on-demand content to Internet-enabled devices. NeuLion enables content owners and distributors, cable operators and telecommunications companies to capitalize on the massive consumer demand for viewing video content on PCs, smartphones, iPads and other similar devices. NeuLion’s customers include major entertainment, sports, global content and news companies. NeuLion is based in Plainview, NY. For more information about NeuLion, visit www.neulion.com.

Forward-Looking Statements
Certain statements herein are forward-looking statements and represent NeuLion’s current intentions in respect of future activities.  Forward-looking statements can be identified by the use of the words “will,” “expect,” “seek,” “anticipate,” “believe,” “plan,” “estimate,” “expect,” and “intend” and statements that an event or result “may,” “will,” “can,”“should,” “could,” or “might” occur or be achieved and other similar expressions.  These statements, in addressing future events and conditions, involve inherent risks and uncertainties.  Although the forward-looking statements contained in this release are based upon what management believes to be reasonable assumptions, NeuLion cannot assure readers that actual results will be consistent with these forward-looking statements.  These forward-looking statements are made as of the date of this release and NeuLion assumes no obligation to update or revise them to reflect new events or circumstances, except as required by law.  Many factors could cause NeuLion’s actual results, performance or achievements to be materially different from any future results, performance or achievements that may be expressed or implied by such forward-looking statements, including:  our ability to realize some or all of the anticipated benefits of our partnerships; general economic and market segment conditions; our customers’ subscriber levels and financial health; our ability to pursue and consummate acquisitions in a timely manner; our continued relationships with our customers; our ability to negotiate favorable terms for contract renewals; competitor activity; product capability and acceptance rates; technology changes; regulatory changes; foreign exchange risk; interest rate risk; and credit risk.  These factors should be considered carefully and readers should not place undue reliance on the forward-looking statements.  A more detailed assessment of the risks that could cause actual results to materially differ from current expectations is contained in the “Risk Factors” section of NeuLion’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013, which is available on www.sec.gov and filed on www.sedar.com.

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Press Contact:
Chelsea Nunn
516-622-8381
chelsea.nunn@neulion.com

Investor Relations Contact:
Art McCarthy
516-622-8346
art.mccarthy@neulion.com